Exhibit 10.10
DIRECTOR FORM

WALTER INVESTMENT MANAGEMENT CORP.
2017 Omnibus Incentive Plan

Nonemployee Director
Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) effective as of this _____ day of ______, 2017 (the “Date of Grant”), is between Walter Investment Management Corp., a Maryland corporation (the “Company”), and ____________________ (the “Participant”), a nonemployee member of the Company’s Board of Directors (the “Board”). This award is made pursuant to the terms of the Company’s 2017 Omnibus Incentive Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, and capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
Section 1. Restricted Stock Unit Award. The Company hereby grants to the Participant, on the terms and conditions set forth herein, an Award of 90,278 restricted stock units (the “RSUs”). The RSUs are notional, non-voting units of measurement based on the Fair Market Value of the Company’s Common Stock, which will entitle the Participant to receive a payment, subject to the terms hereof, in shares of Common Stock (“Shares”) within thirty (30) days following the applicable settlement date.
Section 2.     Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement, the RSUs shall be fully vested as of the Date of Grant.
Section 3.     Payment of Award
A.Participant Election. The Participant has made an election prior to the Date of Grant, pursuant to an election form provided by the Company, to receive settlement of 100% the RSUs on one of the following dates (as applicable, the “Settlement Date”): (i) the Date of Grant, (ii) the date that is six (6) months following the Participant’s termination of Service from the Board, or (iii) the date that is the third (3rd) anniversary of the Date of Grant (without regard to any earlier termination of the Participant’s Service). In the event that the Participant has not made an election prior to the Date of Grant, the Date of Grant shall be treated as the applicable Settlement Date.
B.Settlement of RSUs. The Company shall deliver to the Participant within thirty (30) days following the Settlement Date a number of Shares equal to the aggregate number of RSUs subject to this Agreement (subject to the Participant’s election for net settlement pursuant to Section 3.D. hereof).
C.Accelerated Settlement. Notwithstanding the Participant’s election or anything herein to the contrary, upon the occurrence of a Change of Control, the Company shall deliver to the Participant, within thirty (30) days following the effective date of such Change of Control, a number of Shares equal to the aggregate number of RSUs subject to this Agreement (subject to the Participant’s election for net settlement pursuant to Section 3.D. hereof). For this

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purpose, “Change of Control” (as defined in the Plan) shall be limited to a “change in control event” as defined under Section 409A of the Code.
D.Net Settlement. The Participant may elect, by notifying the Company prior to the Settlement Date or, if applicable, the effective date of a Change of Control, that a portion of the RSUs shall be settled in cash in respect of the Participant’s tax liability for settlement of the RSUs. The amount that may be elected by the Participant for such purpose shall be equal to forty percent (40%) of the Fair Market Value of the number of RSUs being settled on the Settlement Date.
Section 4.     Dividend Equivalent Rights. In the event that any dividends are paid on the Shares while the RSUs remain outstanding, the Participant shall be credited with dividend equivalent rights in respect of the dividends paid on the Shares to which the Participant will be entitled to receive upon the settlement of the RSUs. Such dividend equivalent rights will accumulate as dollar amounts (and not as additional RSUs), subject to the terms hereof. All such dividend equivalent rights shall be subject to the same settlement provisions that apply to the RSUs generally.
Section 5.     Restrictions on Transfer. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to a designated beneficiary of the Participant, unless and until the settlement of the RSUs in accordance with Section 3 hereof.
Section 6.     Limitation of Rights. The Participant shall not have any privileges of a shareholder of the Company with respect to the Shares payable hereunder, including without limitation any right to vote such Shares or to receive dividends or other distributions in respect thereof (other than as provided in Section 4 hereof), until the settlement of the RSUs and delivery of the Shares payable hereunder in accordance with Section 3 hereof.
Section 7.     Changes in Capitalization. The Award shall be subject to the provisions of Section 4.5 of the Plan relating to adjustments for changes in corporate capitalization.
Section 8.     Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
Section 9.     Construction. This Agreement and the Award evidenced hereby are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, then the Plan shall govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

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Section 10.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without giving effect to the choice of law principles thereof.
Section 11.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 12.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
Section 13.     Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date first above written.

WALTER INVESTMENT MANAGEMENT CORP.

By:

Name:

Title:

PARTICIPANT

By:
Print Name:

4

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